The Dow Chemical Company and Subsidiaries	EXHIBIT 10(a)(iii)

Seventh Amendment to
The Dow Chemical Company
Executives’ Supplemental Retirement Plan

Pursuant to Section 6.06 of The Dow Chemical Company Executives’ Supplemental Retirement Plan (the “Plan”), the undersigned hereby adopts the following amendments to the Plan, effective October 1, 2016 except where otherwise indicated:

1.	The following sentence is added at the end of the first paragraph of the Preambles:

On January 19, 2017, the Plan was amended to add provisions regarding participation by employees of Dow Corning Corporation, Rohm and Haas Company, and certain of their subsidiaries.

2.	Section 1.11(b) (definition of “Compensation”) is amended to state:

b.    deferred compensation to The Dow Chemical Company Elective Deferral Plan or the Dow Corning Supplemental Savings Plan.

3.	The following new sections are added to Article I, inserted alphabetically, and the other subsections of Article I (and any cross references to them) are revised accordingly:

1.0_ Dow Corning Appendix shall mean the Appendix to the Dow Employees’ Pension Plan that generally applies to employees of the Dow Corning Corporation and its subsidiaries who were first hired by the Dow Corning Corporation or its subsidiaries before October 1, 2016.
1.2_ Rohm and Haas Appendix shall mean Appendix I to the Dow Employees’ Pension Plan that generally applies to participants, beneficiaries, and alternate payees in the Rohm and Haas Company Retirement Plan on December 30, 2015 who became participants, beneficiaries, and alternate payees of the Dow Employees’ Pension Plan on that date.

4.	The following Sections 2.01(e) and (f) are added to the Plan:

e.
An Employee of the Rohm and Haas Company or its subsidiaries shall only be eligible to participate in the Plan, however, if his benefit under the Dow Employees’ Pension Plan is determined under the main body of the Dow Employees’ Pension Plan or another part of the Dow Employees’ Pension Plan other than the Rohm and Haas Appendix. An Employee of the Rohm and Haas Company or its subsidiaries whose benefit under the Dow Employees’ Pension Plan is determined under the Rohm and Haas Appendix shall not be eligible to participate in the Plan.

f.	An Employee of Dow Corning Corporation or its subsidiaries shall only be eligible to participate in the Plan, however, if his benefit under the Dow Employees’ Pension Plan

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is determined under the main body of the Dow Employees’ Pension Plan or another part of the Dow Employees’ Pension Plan other than the Dow Corning Appendix. An Employee of Dow Corning Corporation or its subsidiaries whose benefit under the Dow Employees’ Pension Plan is determined under the Dow Corning Appendix shall not be eligible to participate in the Plan.

5.	The following sentence is added at the end of Section 4.01(b)(v):

This section 4.01(b)(v) shall not apply to Participants who are employees of Dow Corning Corporation in the case of a Change of Control that occurs prior to January 1, 2018.

/s/ BRYAN JENDRETZKE
Bryan Jendretzke
Global Benefits Director
The Dow Chemical Company

Reviewed by Plan Administrator:	/s/ MARIA CURRERI
Maria Curreri

Reviewed by Legal Department:	/s/ BRITA DE MALIGNON
Brita de Malignon

Dated: January 19, 2017

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